As filed with the Securities and Exchange Commission on January ___, 2002
                                                      Registration No. 333-51708

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                        COMTECH TELECOMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)


            Delaware                                    11-2139466
(State or other jurisdiction of              (I.R.S. Employer Identification
incorporation or organization)                            Number)





                                 105 Baylis Road
                            Melville, New York, 11747
               (Address of principal executive offices) (Zip code)

                        COMTECH TELECOMMUNICATIONS CORP.
                            2000 STOCK INCENTIVE PLAN
              Amended and Restated Effective as of October 19, 2000

                        COMTECH TELECOMMUNICATIONS CORP.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                Mr. Fred Kornberg
                        Comtech Telecommunications Corp.
                                 105 Baylis Road
                            Melville, New York, 11747
                                  631-777-8900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                        Copies of all communications to:
                             Robert A. Cantone, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                  212-969-3000





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


                                EXPLANATORY NOTE

     Comtech   Telecommunications   Corp.   (the   "Registrant")   has  filed  a
Registration Statement on Form S-8 (Registration No. 333-51708), which registered 2,032,935 Shares of Common Stock, of which 300,000 Shares of Common Stock were issuable under the Registrant's 2001 Employee Stock Purchase Plan, and an indeterminate amount of plan interests in the Registrant's Employee Stock Purchase Plan (the "Plan"). Since the Plan's interests are not separate securities, and the Plan's interests do not require registration under the Securities Act of 1933, the Registrant is filing this post-effective amendment to Registration No. 333-51708 to deregister all such indeterminate amount of Plan interests.






                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, County of Suffolk, State of New York, on the 17th day of January, 2002.


                              COMTECH TELECOMMUNICATIONS CORP.



                              By /s/ Fred Kornberg
                                 -----------------------------------------------
                                   Fred Kornberg
                                   Chairman of the Board,
                                   Chief Executive Officer,
                                   President and Director